UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2020

Aquestive Therapeutics, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-38599	82-3827296
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Technology Drive
Warren, NJ 07059
(908) 941-1900
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AQST	Nasdaq Global Market

Item 1.01	Entry into a Material Definitive Agreement.

Second Supplemental Indenture

On November 20, 2020 (the “Closing Date”), Aquestive Therapeutics, Inc. (the “Company”) entered into the Second Supplemental Indenture (the “Supplemental Indenture”), by and among the Company and U.S. Bank National Association, as Trustee (the “Trustee”) and Collateral Agent thereunder, to the Indenture, dated as of July 15, 2019 (the “Base Indenture” and, as supplemented by the Supplemental Indenture and the First Supplemental Indenture, dated November 3, 2020, the “Indenture”), by and between the Company and the Trustee.

Pursuant to the Second Supplemental Indenture, the Company has the right to exclude the next $10 million received in the Permitted Apomorphine Monetization (as defined in the Indenture) from the existing Apomorphine Asset Sale Offer (as defined in the Indenture) provisions, and such proceeds shall also be excluded from the obligation in the Indenture to place such proceeds in a collateral account for the benefit of the holders of the 12.5% senior secured notes due 2025 (the “Notes”) issued under the Indenture.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information required by this Item 2.03 relating to the Second Supplemental Indenture set forth under Item 1.01 and the Additional Notes (as defined below) set forth under Item 8.01 is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth below under Item 8.01 with respect to the Warrants (as defined below) is incorporated by reference herein.

Item 8.01	Other Events

On the Closing Date, the Company received $50.0 million in gross proceeds pursuant to its previously announced Purchase and Sale Agreement, by and between the Company and MAM Pangolin Royalty, LLC, dated as of November 3, 2020. This payment included payment of the first milestone payment in the amount of $10 million under the agreement, applicable conditions thereunder for payment having been satisfied.  Also, on the Closing Date, the Company (i) completed the previously announced repurchase of $22.5 million aggregate principal amount of Notes at 100% of the aggregate principal amount, plus accrued and unpaid interest thereon through the Closing Date and the issuance of $4.0 million aggregate principal amount of additional Notes (the “Additional Notes”), (ii) made an additional $2.25 million cash payment to certain holders of the Notes, and (iii) issued warrants to purchase up to 143,000 shares of the Company’s common stock, par value $0.001 per share (the “Warrant Shares”), at an exercise price of $5.38 per Warrant Share (the “Warrants”). The issuance of the Warrants and the Additional Notes was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release dated November 23, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 23, 2020	Aquestive Therapeutics, Inc.

	By:	/s/ John T. Maxwell
Name: John T. Maxwell
Title: Chief Financial Officer